Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-53374, 333-105963 and 333-127025) and Form S-3 (333-106126, 333-117264, 333-143023, and 333-151885) of Evergreen Solar, Inc. of our report dated February 27, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K/A.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, MA
March 5, 2009